Exhibit B

13D of Bluestem Capital Partners III Limited Partnership

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

SCHEDULE 13D

UNDER THE SECURITIES EXCHANGE ACT OF 1934

Granite City Food & Brewery Ltd.

(Name of Issuer)

Common Stock, $0.001 par value

(Title of Class of Securities)

38724Q 10 7

(CUSIP Number)

Sandy Horst

122 S. Phillips Avenue, Suite 300

Sioux Falls, SD 57104

(605)331-0091

(Name, Address and Telephone Number of Person

Authorized to Receive Notices and Communications)

October 1, 2002

(Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(e), 13d-1(f) or 13d-1(g),  check the following box             ☐

NOTE:  Schedules filed in paper format shall include the signed original and five copies of the Schedule, , including all exhibits.   See Rule 13d-7 for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filled out for a reporting person’s initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 (“Act”) or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

CUSIP No. 38724Q 10 7

1.	Names and I.R.S. Identification No. of Reporting Persons Bluestem Capital Partners III Limited Partnership 46-0456561

2.	Check the appropriate box if a Member of a Group (See Instructions)
	(a)	☐
	(b)	☐

3.	SEC Use Only

4.	Source of Funds (See Instructions) WC

5.	Check if Disclosure of Legal Proceedings is required pursuant to Item 3(d) or 2(e). Not applicable

6.	Citizenship or Place of Organization USA (South Dakota)

Number of Shares Beneficially Owned by Each Reporting Person With	7.	Sole Voting Power 949,364 shares

	8.	Shared Voting Power -0-

	9.	Sole Dispositive Power 949,364 shares

	10.	Shared Dispositive Power -0-

11.	Aggregate Amount Beneficially Owned by Each Reporting Person 949,364 shares of Common Stock

12.	Check if the Aggregate Amount in Row (11) Excludes Certain Shares (See instructions)

13.	Percent of Class Represented by Amount in Row (11) 19.9%

14.	Type of Reporting Person (See Instructions) PN

ITEM 1.              SECURITY AND ISSUER.

This statement on Schedule 13D (this “Statement”) relates to the Common Stock, $0.001 par value (the “Common Stock”) of  Granite City Food & Brewery Ltd., 5831 Cedar Lake Road, St. Louis Park, MN 55416.

ITEM 2.              IDENTITY AND BACKGROUND.

(a) - (b)                       The person filing this statement is Bluestem Capital Partners III

Limited Partnership, a South Dakota Limited Partnership.  Its address is:

                                    122 Phillips Avenue, Ste. 300

                                    Sioux Falls, S.D. 57104

(f)                                                                                                The filer is a Small Business Company who’s primary business is venture capital investing and who principal address is:

                                    122 Phillips Avenue, Ste. 300

                                    Sioux Falls, S.D. 57104

(g)                                                                                             None

(h)                                                                                             None

ITEM 3.              SOURCE AND AMOUNT OF FUNDS OR OTHER CONSIDERATION.

                                                                                    Source of Funds ($1,000,000) for this acquisition was from the working capital of Bluestem Capital Partners III Limited Partnership.

ITEM 4.              PURPOSE OF TRANSACTION.

The purpose of the acquisition of the Common Stock is for investment.

ITEM 5.              INTEREST IN SECURITIES OF THE ISSUER.

100% of the interests in securities of the issuer as of the date of this Statement are as follows:

(a)               949,364 shares of Common Stock are owned directly.

(b)               Bluestem Capital Partners III Limited Partnership has the sole power to vote and dispose of 949,364 Common Shares.  Bluestem Capital Partners III Limited Partnership’s General Partner is Bluestem Capital Company III, L.L.C. at 122 S. Phillips Avenue, Suite 300, Sioux Falls, SD 57104, a company engaged in the business of management.

ITEM 6.              CONTRACTS, ARRANGEMENTS, UNDERSTANDINGS OR

RELATIONSHIPS WITH RESPECT TO SECURITIES OF THE

ISSUER.

2.               The Common Stock was purchased as a result of Issuer’s solicitation and private placement offering (“Offering”), whereby Bluestem Capital Partners III Limited Partnership executed a Subscription Agreement for the purchase of the Common Stock of the Issuer, a copy of such Subscription Agreement which is attached hereto as Exhibit A.

3.               Bluestem Capital Company III, L.L.C. the General Partners of Bluestem Capital Partners III Limited Partnership, has as its members Steve Kirby and Paul Schock.  Paul Schock and Steve Kirby are also officers of the Managing Member of Brew Buddies, L.L.C., which has also purchased Common Stock pursuant to the above Offering.  A copy of the 13D to be filed by Brew Buddies, L.L.C. is attached hereto as Exhibit B.

ITEM 7.              MATERIAL TO BE FILED AS EXHIBITS.

                            Exhibit A:  Subscription Agreement with Granite City Food & Brewery, Ltd.

                            Exhibit B:  13D of Brew Buddies, L.L.C.

                            Exhibit C:  Authorization Resolution

SIGNATURE

                            After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

Bluestem Capital Partners III Limited Partnership
By: Bluestem Capital Company III, L.L.C.
Its General Partner

/s/ Sandy Horst
By: Sandy Horst
Its: Authorized Officer

Dated:	October 21, 2002